ARTICLES OF MERGER
                                       OF
                       APPLIED SPECTRUM TECHNOLOGIES, INC.
                            (a Minnesota corporation)
                                       and
                       APPLIED SPECTRUM TECHNOLOGIES, INC.
                            (a Delaware corporation)

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law ("DGCL") and Chapter 302A of the Minnesota Business Corporation Act ("MBCA"):

      1. The name of the surviving corporation is "Applied Spectrum Technologies, Inc.", a Delaware corporation ("Surviving Corporation"). The authorized capital of the Surviving Corporation is 150,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. The Surviving Corporation has 1,000 shares of common stock issued and outstanding, all of which shares are owned by the Merging Corporation prior to the merger, and no shares of preferred stock issued and outstanding.

      2. The name of the merging corporation is "Applied Spectrum Technologies, Inc.", a Minnesota corporation ("Merging Corporation"). The authorized capital of the Merging Corporation is 10,000,000 shares of common stock, par value $0.01. The Merging Corporation has 2,953,941 shares of common stock issued and outstanding, prior to the merger.

      3. The principal office of the Surviving Corporation is 65 Norwood Avenue, Montclair, NJ 07043.

      4. The Plan of Merger is attached.

      5. The merger will become effective on the date the Articles of Merger are filed with the Delaware Secretary of State.

      6. Pursuant to the provisions of the DGCL, the Plan of Merger was adopted by the Board of Directors of the Surviving Corporation, on October 7, 2005, and shareholder approval was not required.

      7. Pursuant to Sections 302A.613 and 302A621 of the MBCA, the Plan of Merger was adopted by unanimous written consent by the Board of Directors of the Merging Corporation, on October 7, 2005 and was approved by holders of the majority of the shares of common stock of the Merging Corporation entitled to vote, on November 14, 2005.

Dated: November 15, 2005

                                 APPLIED SPECTRUM TECHNOLOGIES, INC.
                                 (a Minnesota corporation)(Merging Corporation)

                                 By:
                                     ----------------------------------
                                     Mark R. Littell, CEO and President


                                 APPLIED SPECTRUM TECHNOLOGIES, INC.
                                 (a Delaware corporation)(Surviving Corporation)

                                 By:
                                     ----------------------------------
                                     Mark R. Littell, CEO and President

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       APPLIED SPECTRUM TECHNOLOGIES, INC.
                            (a Minnesota corporation)
                                  with and into
                       APPLIED SPECTRUM TECHNOLOGIES, INC.
                            (a Delaware corporation)


      This Agreement and Plan of Merger, dated October 7, 2005, pursuant to
Section 252 of the Delaware General Corporation Law, and Section 302A.611 of the Minnesota Business Corporation Act, between Applied Spectrum Technologies, Inc., a Delaware corporation as the surviving corporation (hereinafter "Surviving Corporation"), and Applied Spectrum Technologies, Inc., a Minnesota corporation, as the merging corporation (hereinafter "Merging Corporation").

      It is agreed:

      1.    The names of the constituent corporations are:

            Applied Spectrum Technologies, Inc. [Delaware]
            Applied Spectrum Technologies, Inc. [Minnesota]

      2. The Merging Corporation shall be and hereby is merged with and into the Surviving Corporation. The Surviving Corporation is the surviving corporation and will be deemed to continue for all purposes whatsoever after the merger with the Merging Corporation. The Surviving Corporation is a Delaware corporation and after the merger will continue to be governed by the laws of the State of Delaware.

      3. The Articles of Incorporation and by-laws of the Surviving Corporation, as in effect upon the effective date of the merger, will be the certificate of incorporation and bylaws of the Surviving Corporation, until duly amended.

      4. Upon such merger, (i) the separate corporate existence of the Merging Corporation shall cease, (ii) the Surviving Corporation will become the owner, without other transfer, of all rights and property of the Merging Corporation, and (iii) the Surviving Corporation will become subject to all the liabilities, obligations and penalties of the Merging Corporation. Without limiting any of the foregoing, and solely for clarification, the Surviving Corporation shall succeed to all the rights and obligations of the Merging Corporation.

      5. The manner and basis of converting the outstanding shares of the capital stock and rights to acquire capital stock of the Merging Corporation into capital stock and rights to acquire capital stock of the Surviving Corporation shall be as follows:

                  (a) Each outstanding share of common stock, par value $0.01 per share, of Merging Corporation immediately prior to the effective time of the merger, will be canceled and will be deemed automatically converted into an equal number of shares of common stock, par value $0.001 per share, of Surviving Corporation. The rights, privileges and obligations of the common stock are set forth in the Certificate of Incorporation.

                  (b) Each outstanding share of common stock of Surviving
            Corporation owned by Merging Corporation immediately prior to the effective time of the merger will be canceled and resume the status of authorized and unissued.

      6. This Plan of Merger has been approved by the Unanimous Written Consent of the Board of Directors of the Surviving Corporation and by the Unanimous Written Consent of the Board of Directors of the Merging Corporation.

      7. Consummation of the merger are subject to the satisfaction of the following: (i) the affirmative vote of a majority of the shares of common stock of Merging Corporation outstanding and entitled to vote, (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraints preventing consummation of the merger, (iii) the approval for quotation on the Over-the-Counter Bulletin Board of the shares of common stock of the Surviving Corporation immediately upon the effective time of the merger, and (iv) no event shall have occurred that has or would result in the triggering of any right or entitlement of any security holder of the Merging Corporation that would not have been triggered absent the consummation of the merger.

      8. The directors and officers of the Surviving Corporation shall continue until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

      9. The Board of Directors of the Surviving Corporation and the Merging Corporation may amend the Plan of Merger at any time prior to its being filed with one or more of the appropriate state authorities. The Board of Directors of the Surviving Corporation may determine in their sole discretion not to file the Plan of Merger, even if approved by the holders of common stock of the Merging Corporation.

      10. This Agreement and Plan of Merger is on file at the principal office of the Surviving Corporation as set forth in the Articles of Merger and will be furnished to any stockholder of the Surviving Corporation, without cost, upon reasonable request during business hours.

      11. Service of process on the Surviving Corporation in connection with any proceeding to enforce any obligation or rights of dissenting shareholders or based on a cause of action arising with respect to the Merging Corporation may be sent by registered or certified mail, return receipt requested, to the address of the Surviving Corporation's office set forth in the Articles of Merger.

               [Remainder of this page intentionally left blank.]

      In witness whereof, the parties hereto, pursuant to the corporate approval requirements of Minnesota and Delaware law, have caused this Agreement and Plan of Merger to be executed by the persons indicated below, as the respective act, deed and agreement of each of said corporations, on the 7th day of October, 2005.

                                             APPLIED SPECTRUM TECHNOLOGIES, INC.
                                             a Delaware corporation

                                             By:
                                                 -------------------------
                                                 Name:   Mark R. Littell
                                                 Title:  CEO


                                             APPLIED SPECTRUM TECHNOLOGIES, INC.
                                             a Minnesota corporation

                                             By:
                                                 --------------------------
                                                 Name:   Mark R. Littell
                                                 Title:  CEO